To  the  Board  of  Directors
Rubber Technology International, Inc. (the "Company")


We hereby consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-8 of our report dated April 16, 2002 appearing in the Company's Annual Report on Form 10-KSB for the year ended November 30, 2001.



                                       /s/ John P. Semmens
                                        JOHN P. SEMMENS CPA

Dana Point, California
April 18, 2002